Exhibit 10.2

IRIDIUM COMMUNICATIONS INC.

2009 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT GRANT NOTICE

Iridium Communications Inc., a Delaware corporation (the “Company”), pursuant to its 2009 Stock Incentive Plan (the “Plan”), hereby grants to the individual identified below (“Participant”) a stock appreciation right covering the number of shares of the Company’s common stock, $0.001 par value (the “Shares”) at the strike price set forth below (the “SAR”). This SAR is subject to all of the terms and conditions set forth herein and in the Stock Appreciation Right Agreement attached hereto as EXHIBIT A (the “Agreement”) and the Plan, both of which are incorporated herein by reference. Any capitalized terms not otherwise defined in this Stock Appreciation Right Grant Notice (the “Grant Notice”) or in the Agreement shall have the meanings ascribed thereto in the Plan.

Participant:

Grant Date:

Total Number of Shares Subject to SAR:

Strike Price (Per Share): $

Total Strike Price: $

Expiration Date:

Vesting Schedule:	Subject to the terms and conditions of the Plan, the Agreement and this Grant Notice, this SAR will vest and become exercisable as follows:

In no event, however, shall this SAR vest or become exercisable for any additional Shares following the termination of Participant’s continuous Employment.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice (together, the “Grant Documents”). Participant has reviewed the Grant Documents in their entirety and fully understands all provisions of the Grant Documents. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under or relating to the Grant Documents.

IRIDIUM COMMUNICATIONS INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:	Address:
Address:

Attachments:	Stock Appreciation Right Agreement (EXHIBIT A)
Form of Exercise Notice (EXHIBIT B)
Iridium Communications Inc. 2009 Stock Incentive Plan (EXHIBIT C)
Iridium Communications Inc. 2009 Stock Incentive Plan Prospectus (EXHIBIT D)

EXHIBIT A

STOCK APPRECIATION RIGHT AGREEMENT

Pursuant to the Stock Appreciation Right Grant Notice (the “Grant Notice”) to which this Stock Appreciation Right Agreement (the “Agreement”) is attached, Iridium Communications Inc. (the “Company”) has granted to Participant a stock appreciation right under the Iridium Communications Inc. 2009 Stock Incentive Plan (the “Plan”) over the number of Shares specified in the Grant Notice at the strike price indicated in the Grant Notice. The SAR shall entitle Participant upon exercise to an amount equal to (x) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the strike price per Share, times (y) the number of Shares as to which the SAR is being exercised, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement (together, the “Grant Documents”). Capitalized terms not defined in this Agreement shall have the meaning specified in the Grant Notice or, if not defined therein, the Plan.

The SAR shall be subject to the terms and conditions set forth below:

1. Grant of SAR. In consideration of Participant’s agreement to remain in the service or employ of the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Participant a SAR over the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Documents.

2. Number of Shares and Strike Price. The strike price of the Shares subject to the SAR shall be the strike price set forth in the Grant Notice; provided that the strike price per Share subject to the SAR shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

3. Vesting and Exercisability of SAR.

(a) Subject to the limitations contained herein, the SAR will vest and become exercisable as set forth in the Grant Notice, provided that vesting will cease upon the termination of Participant’s continuous Employment. For the purposes of this Agreement, in the event of an involuntary termination of continuous Employment, the termination shall be effective, and vesting shall cease, as of the date stated in the relevant notice of termination and, unless otherwise required by law, will not be extended by any notice period or other period of leave. Subject to applicable law, the Company shall determine the date of termination in its sole discretion.

(b) Notwithstanding the foregoing, if Participant’s continuous Employment is terminated at any time during the twelve (12) month period following a Change in Control (i) by the Company or an Affiliate without “Cause” (as defined below) or (ii) if Participant has entered into an employment or other agreement with the Company or any Affiliate, by Participant for “Good Reason” (provided, however, that such term is defined in Participant’s agreement), the unvested portion of the SAR shall automatically become vested and exercisable upon such termination.

4. Term. Participant may not exercise the SAR before the commencement of its term on the Grant Date or after its Expiration Date. Subject to the provisions of the Grant Documents, Participant may exercise all or any part of the vested portion of the SAR at any time prior to the earliest to occur of:

(a) the date on which Participant’s continuous Employment is terminated for Cause;

(b) thirty (30) days after Participant’s Employment terminates for any reason other than Cause, death or Disability;

(c) six (6) months after the termination of Participant’s continuous Employment due to Participant’s death or “Disability” (as defined below);

(d) the Expiration Date indicated in the Grant Notice; provided that if on the Expiration Date, the Fair Market Value of the Shares underlying the SAR exceeds the strike price, and Participant has not exercised the SAR, such SAR shall be deemed to have been exercised by Participant on such last day, and the Company shall make the appropriate payment therefor.

For purposes of this Agreement, “Cause” shall have the meaning given to such term in any employment or other agreement between Participant and the Company or an Affiliate, or, if no such employment or other agreement exists or if Cause is not defined therein, “Cause” shall mean the Company’s or an Affiliate’s, as applicable, termination of Participant’s Employment due to Participant’s: (i) willful failure to substantially perform Participant’s duties, as set forth in an employment agreement or otherwise (other than any such failure resulting from Participant’s Disability); (ii) willful failure to carry out, or comply with, in any material respect, any lawful and reasonable directive of the Board, the board of directors of any Affiliate or Participant’s superiors that is applicable to Participant; (iii) Participant’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of guilty or no contest or imposition of unadjudicated probation for any felony or a lesser crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or an Affiliate’s premises or while performing Participant’s duties and responsibilities; or (v) commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct or breach of fiduciary duty against the Company or any Affiliate.

For purposes of this Agreement, “Disability” shall have the meaning given to such term in the employment or other agreement between Participant and the Company or an Affiliate, or, if no such employment or other agreement exists or if Disability is not defined therein, “Disability” shall mean Participant’s “permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

5. Method of Payment for Applicable Taxes.

(a) The Company may permit Participant to make payment of any applicable taxes, in whole or in part, in Shares having a Fair Market Value equal to the amount of the withholding taxes or portion thereof, as applicable, due upon the exercise of the SAR; provided however, that such Shares have been held by Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting principles).

(b) Where Participant is permitted to pay the taxes relating to the exercise of a SAR by delivering Shares, Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof that Participant is the beneficial owner of such Shares, in which case the Company shall treat the taxes as paid, without further payment and shall withhold such number of Shares acquired upon the exercise of the SAR.

6. Exercise Procedures.

(a) Subject to Section 8 below and other relevant terms and conditions of the Plan and this Agreement, Participant may exercise the vested portion of the SAR during its term by delivering a completed and signed Exercise Notice (substantially in the form attached as EXHIBIT B to the Grant Notice) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. The SAR shall entitle Participant upon exercise to an amount equal to (x) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the strike price per Share, times (y) the number of Shares as to which the SAR is being exercised. Payment shall be made to Participant in Shares only.

(b) Any exercisable portion of the SAR or the entire SAR, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the SAR or portion thereof becomes unexercisable under Section 4; provided, that each partial exercise shall be for not less than 100 Shares (or, if less, the maximum number of shares for which the SAR is vested and exercisable at such time) and shall be for whole Shares only.

(c) By exercising the SAR, Participant agrees that, as a condition to such exercise, Participant and Participant’s spouse, if requested by the Company, contemporaneously with the exercise of the SAR and prior to the issuance of any certificate representing the Shares obtained upon such exercise, shall execute any agreements by and among the Company and the Company’s stockholders which shall then be applicable to the Shares to be issued to Participant, including any and all amendments to such agreements in effect at the time of such exercise, and agree to comply with any and all restrictions which then apply to holders of Shares (or the securities which at that time are to be issued upon the exercise of the SAR).

7. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, Participant may not exercise the SAR unless the Shares issuable upon such exercise are then registered under the Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act. The exercise of the SAR must also comply with other applicable law governing the SAR, and Participant may not exercise the SAR if the Company determines that such exercise would not be in compliance with applicable law.

8. Limitations on Transfer of SARs. Unless expressly permitted by the Committee, the SAR is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Participant’s life only by Participant. Notwithstanding the foregoing, (a) the SAR will be transferable pursuant to a domestic relations order and (b) by delivering written notice to the Company (in a form satisfactory to the Company), Participant may designate a third party who, in the event of Participant’s death, shall thereafter be entitled to exercise the SAR.

9. Rights as Stockholder. The holder of the SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the SAR unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 9 of the Plan.

10. No Right to Employment or Additional Awards. The SAR granted hereunder shall impose no obligation on the Company or any Affiliate to continue Participant’s Employment and shall not lessen or affect the Company’s or any Affiliate’s right to terminate such Employment. Neither Participant nor any other Person shall have any claim to be granted any additional Award and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of other Awards. The terms and conditions of the SAR granted hereunder or any other Award granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to Participant and any recipient of any other Award under the Plan need not be the same (whether or not Participant and any such other recipient are similarly situated).

11. Withholding Obligations and Notices.

(a) At the time Participant exercises the SAR, in whole or in part, or at any time thereafter as requested by the Company, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for (including by means of Section 5 hereof or a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and applicable law, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002) any sums required to satisfy any federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates, which arise in connection with the SAR.

(b) Participant may not exercise the SAR unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or appropriate arrangements (acceptable to the Company) are made therefor.

(c) Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice or at the last known address for Participant contained in the Company’s records. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt, or in the case of notices delivered by mail, five days after deposit in the United States mail (or with another delivery service), certified or registered mail, return receipt requested, postage prepaid.

12. SAR Subject to Plan. By executing the Grant Notice, Participant acknowledges and agrees that Participant has reviewed the Grant Documents in their entirety, has had an opportunity to obtain the advice of Participant’s personal tax advisor prior to executing the Grant Notice and accepting the SAR, and fully understands all provisions of the Grant Documents to which the SAR is subject. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13. Miscellaneous.

(a) Additional Documents. Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(b) Administration. The Committee shall have the power to interpret the Grant Documents and to adopt such rules for the administration, interpretation and application of the Grant Documents as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be taken in good faith and shall be final and binding upon Participant, the Company and all other interested Persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the SAR.

(c) Waiver. The waiver by either party of compliance with any provision of the Agreement by the other party shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by such party of a provision of the Agreement.

(d) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 9, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

(e) Governing Law. This Agreement and the Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Amendments. The Grant Notice and this Agreement may not be modified, amended or terminated, except by an instrument in writing, signed by a duly authorized representative of the Company and, to the extent any such modification, amendment or termination may materially adversely affect the rights of Participant, by Participant, except as otherwise provided under the terms of the Plan.

(g) Additional Terms for Non-U.S. Residents. If Participant is a resident of one or more of the non-U.S. jurisdictions set forth on Appendix I attached hereto, then the additional terms set forth on Appendix I with respect to such jurisdiction(s) shall apply to the SAR and are hereby incorporated into this Agreement.

(h) Entire Agreement. The Grant Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.

EXHIBIT B

FORM OF EXERCISE NOTICE

Effective as of today,                     , 20        , the undersigned (“Participant”) hereby elects to exercise Participant’s SAR for the number of shares of common stock specified below (the “Shares”) of Iridium Communications Inc., a Delaware corporation (the “Company”), under and pursuant to the Iridium Communications Inc. 2009 Stock Incentive Plan (the “Plan”), the Stock Appreciation Right Grant Notice dated as of                     , 20         and the Stock Appreciation Right Agreement attached thereto (collectively, the “Grant Documents”). Capitalized terms used herein without definition shall have the meanings given in the Grant Documents.

Grant Date:

Number of Shares as to which SAR is Exercised:

Strike Price per Share:	$

Total Strike Price:	$

Certificate to be Issued in Name of:

Payment of Applicable Tax Withholdings:

Cash, check or wire transfer payment delivered herewith:	$

Proceeds of broker assisted sale:	$

Other approved method:	$ (Please specify)

By this exercise, Participant (i) acknowledges that Participant has received, read and understood the Grant Documents and agrees to abide by and be bound by their terms and conditions, (ii) understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise of the SAR or disposition of the Shares, (iii) represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the exercise of the SAR or disposition of the Shares and that Participant is not relying on the Company for any tax advice, and (iv) agrees to provide such additional documents as the Company may require. If this SAR is being exercised by an authorized representative of Participant in case of Participant’s Disability or other legal incapacity or by Participant’s administrator or estate in the event of Participant’s death, then such representative, administrator or estate shall be deemed to have agreed to all of the foregoing on behalf of Participant or his or her estate, as applicable, as a condition of the exercise of the SAR.

Accepted by IRIDIUM COMMUNICATIONS INC.	Submitted by PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:	Address:

B-1

EXHIBIT C

IRIDIUM COMMUNICATIONS INC. 2009 STOCK INCENTIVE PLAN

C-1

EXHIBIT D

IRIDIUM COMMUNICATIONS INC. 2009 STOCK INCENTIVE PLAN PROSPECTUS

D-1